UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2009 (October 30, 2009)

MONOGRAM ENERGY, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-14078	75-3230013
(State of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

333-A Route 46 West, Suite 130
Fairfield, NJ 07004
 (Address of principal executive offices, including zip code)

(973) 244-0044
 (Registrant’s telephone number, including area code)

BLUE FISH CLOTHING, INC.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1- REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

The Stock Purchase and Recapitalization Agreement

On October 30, 2009 (the “Closing Date”), Monogram Energy, Inc. (“Monogram” or “the Registrant”), entered into a Stock Purchase and Recapitalization Agreement (the “Purchase Agreement”) with Triad Therapeutics, Inc., a Delaware corporation is a Joint Commission (JCAHO) accredited company, provides complex intravenous pharmaceuticals and supplies along with clinical nursing/pharmacy services to patients at home and in alternate care facilities.  The specialized IV infusion services involve the administration of compounded medications needed in the treatment of a wide range of acute and chronic conditions including; infectious diseases, intractable pain, cardiovascular disease, multiple sclerosis and other neuromuscular disorders, nutritional disorders, and auto-immune diseases, dehydration, and IV catheter insertions with routine maintenance.  The therapies associates with these conditions do not fit into the retail drug distribution model due to cost and the need for specialized pharmaceutical compounding, handling, and the need for extensive patient training by IV certified nursing professionals.  A copy of the Purchase Agreement is attached hereto as Exhibit 10.1.

The transaction described in the Purchase Agreement is referred to in this Current Report as the Purchase Transaction. A summary of the Purchase Transaction, as well as the material terms and conditions of the Purchase Agreement, are set forth below, but such summary is qualified in its entirety by the terms and conditions of the Purchase Agreement, which are incorporated herein by this reference.

Pursuant to the Purchase Agreement, Monogram acquired all of the capital stock of Triad in exchange for 95% of the Capital Stock of Monogram.  Accordingly, the former shareholders of Triad are to own 95% of the capital stock of Monogram.   As a result of the Purchase Agreement, Triad became a 100% subsidiary of Monogram. It is contemplated that Monogram will amend its name to Triad Therapeutics, Inc. (or a similar name that gives effect to the business of Triad).  The sole officer and director of Monogram is now James Hennig who is the President of Triad.

The Purchase Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the consideration and the process of exchanging the consideration.  The Purchase Agreement also contains reciprocal indemnification provisions that provide for indemnification in the event of a breach of a representation or warranty.

James Hennig was the President of Triad prior to the Agreement and also was the sole officer director and majority shareholder of Monogram.  Triad purchased the controlling block of shares from Belmont Partners LLC on September 17, 2009.  Prior to the purchase of the control block, there was no relationship between Triad and Monogram.

Exhibit
Number	Description

10.1	Stock Purchase and Recapitalization Agreement dated October 20, 3009 by and between Monogram Energy, Inc. and Triad Therapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated:  November 12, 2009

MONOGRAM ENERGY, INC.

By:	\s\James Hennig
James Hennig
President

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Stock and Recapitalization Agreement, dated October 30, 2009, by and among Monogram Energy, Inc. and Triad Therapeutics, Inc.